DLH ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2015 RESULTS

Company reports increases in Revenue, Operating Income and Cash Position over prior year

•	Revenues increased 9.1% for the quarter and 8.0% for fiscal 2015 compared to prior year

•	Gross margin increased 44.7% for the quarter and 30.5% for the year compared to prior year

•	Adjusted EBITDA increased by 125.8% to $3.0 million for full year 2015

•	Diluted EPS on adjusted EBITDA was $0.30 for full year 2015 compared to $0.14 for 2014

•	Cash on hand $5.6 million; working capital surplus $4.6 million; zero debt

•	Management to conduct conference call/webcast today, December 10, 2015, at 11:00 a.m. EST

Atlanta, Georgia – December 10, 2015 – DLH Holdings Corp. (NASDAQ: DLHC), a leading provider of innovative healthcare services and solutions to Federal agencies announces financial results for its fourth quarter and fiscal year ended September 30, 2015.

Table 1 - Financial Highlights

	Three Months Ended		Year Ended
	September 30,		September 30,
($ in thousands, except per share amounts)	2015	2014	2015	2014
Revenue	$16,990	$15,579	$65,346	$60,493
Gross margin	$3,387	$2,340	$11,688	$8,959
Gross margin %	19.9%	15.0%	17.9%	14.8%
Income from operations	$958	$205	$2,496	$764
Income before income taxes	$2,424	$178	$3,240	$760
Tax expense (benefit)	$(5,814)	$(4,597)	$(5,488)	$(4,597)
Net income	$8,238	$4,775	$8,728	$5,357
Earnings per share - diluted	$0.82	$0.48	$0.87	$0.54
Other Data
Adjusted EBITDA (1)	$1,028	$331	$3,030	$1,342
Diluted EPS on Adjusted EBITDA	$0.10	$0.03	$0.30	$0.14

(1) A reconciliation of GAAP net income and diluted EPS to non-GAAP adjusted EBITDA and EPS is provided below.

Management Discussion

"We are very pleased that our business solutions deliver a high quality, cost effective value for our clients while generating strong financial performance, with improvement in all key metrics compared to the prior year periods," stated DLH President and Chief Executive Officer Zach Parker. "We continue to have a strong backlog and have qualified a robust pipeline of new business opportunities, principally in healthcare, with emphasis on telehealth and pharmacy operations management. Given growing healthcare needs, we believe we are well-positioned for continued success."

Kathryn JohnBull, DLH Chief Financial Officer, remarked on the quarter's financial results: "Our operating margins increased significantly over prior year periods due principally to increased contribution from new programs, skilled staff who deliver strong contract performance, and dedicated management of variable costs. We continue to generate strong operating cash flow and had a net cash position of approximately $5.6 million at September 30, 2015."

Reversal of Tax Valuation Allowance

Due to our recent trend of positive operating results, we realized a tax benefit in the amount of $5.5 million and $4.6 million for fiscal years 2015 and 2014, respectively. These tax benefits relate principally to the release of a portion of our valuation allowance to reflect the amount of our deferred tax asset that we expect to realize in future years.

Results for Three Months Ended September 30, 2015

Revenues for the fourth quarter were $17.0 million, an increase of $1.4 million or 9.1% over prior year fourth quarter. Revenue growth was due primarily to expansion on existing programs and new business awards.

Gross margin of $3.4 million increased by $1.0 million or 44.7% over prior year fourth quarter. As a percentage of revenue, our gross margin rate was 19.9%, an improvement of 4.9% over prior year fourth quarter. Our gross margin benefited from improved program performance and higher margin on new business.

G&A expenses were $2.4 million, an increase of $0.3 million over prior year fourth quarter, due principally to managing our expanded contract base and business development initiatives to grow our business. As a percent of revenue, G&A expenses were 14.2%, an increase of 0.7% over prior year fourth quarter.

Income from operations was approximately $1.0 million, an increase of nearly $0.8 million over prior year fourth quarter. Income growth in fourth quarter 2015 was due principally to improved gross margin of $1.0 million, partially offset by increased expenses of approximately $0.3 million as described above.

Income before taxes was approximately $2.4 million, an increase of $2.2 million over prior year fourth quarter, due principally to $0.8 million improved operating margin and $1.5 million favorable closure of the legacy payroll tax issue in fourth quarter 2015. On a non-GAAP basis, diluted earnings per share before taxes was $0.24 for fourth quarter, an improvement of $0.22 per share over prior year period.

Net income for fourth quarter 2015 was approximately $8.2 million, or $0.82 per diluted share, compared to $4.8 million, or $0.48 per diluted share, for the prior year fourth quarter. The fourth quarter increase of approximately $3.5 million results from a $5.8 million tax benefit in 2015 versus $4.6 million in 2014, nearly $0.8 million improved operating margin in 2015, and $1.5 million favorable closure of the legacy payroll tax issue in fourth quarter 2015, net of tax. Basic earnings per share was $0.86 per share for fourth quarter compared to $0.50 over the prior year period. Diluted earnings per share was $0.82 compared to $0.48 per share over prior year fourth quarter.

Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”) for fourth quarter ended September 30, 2015 was approximately $1.0 million, an increase of approximately $0.7 million over prior year fourth quarter. The increase was due principally to improved operating performance. Diluted earnings per share on adjusted EBITDA for fourth quarter ended September 30, 2015 was $0.10 compared to $0.03 for the prior year fourth quarter. See reconciliation below.

Results for Year Ended September 30, 2015

Revenues for the year ended September 30, 2015 were $65.3 million, an increase of approximately $4.9 million or 8.0% over prior year. Revenue growth is due primarily to new contract awards and expansion on current programs.

Gross margin was approximately $11.7 million, an increase of approximately $2.7 million or 30.5% over prior fiscal year. As a percentage of revenue, our gross margin rate was 17.9% for the year ended September 30, 2015, an increase of 3.1% over the prior year period. Favorable margin results are due principally to improved performance on programs and higher margin on new business.

G&A expenses were approximately $9.1 million, an increase of approximately of $1.0 million or 13.0% over prior year period. The increase was due principally to managing our increased business volume, investing in business development resources, and increasing our proposal activity in pursuit of new business. As a percentage of revenue, G&A expenses were approximately 14.0%, an increase of 0.6% over prior year.

Income from operations for the year ended September 30, 2015 was approximately $2.5 million, an increase of approximately $1.7 million over the prior year period. Fiscal 2015 income growth was due principally to improved gross margin of approximately $2.7 million offset by $1.0 million increased expenses as described above.

Income before taxes for fiscal year ended September 30, 2015 was approximately $3.2 million, an improvement of approximately $2.5 million over prior fiscal year. This improvement was due principally to $1.7 million improved income from operations and $0.7 million other income, net, which includes $1.5 million favorable closure of the legacy payroll tax issue, partially offset by $0.6 million non-cash settlement of the retroactive payment issue in March 2015. On a non-GAAP basis, diluted earnings per share before taxes was $0.32 for the year ended September 30, 2015, compared to $0.08 per share for the prior year.

Net income for the year ended September 30, 2015 was approximately $8.7 million, or $0.87 per diluted share, compared to approximately $5.4 million, or $0.54 per diluted share, in the prior year period. The total year net income increase of approximately $3.4 million results from a $5.5 million deferred tax benefit in 2015 versus $4.6 million in 2014, improved operating margin of $1.7 million for fiscal year 2015, and $1.5 million favorable closure of the legacy payroll tax issue in September 2015. These were partially offset by $0.6 million net impact of the non-cash retroactive payment claim.

Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”) for year ended September 30, 2015 was approximately $3.0 million, an increase of approximately $1.7 million over the prior fiscal year. This increase was due principally to improved gross margin of approximately $2.7 million, partially offset by expense growth of $1.0 million as previously described. Diluted earnings per share on adjusted EBITDA for the year ended September 30, 2015 was $0.30 compared to $0.14 for the year ended September 30, 2014. See reconciliation below.

Reconciliation of GAAP net income and EPS to adjusted EBITDA and EPS on adjusted EBITDA:

We use Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”) and “Fully-diluted EPS on adjusted EBITDA” as supplemental non-GAAP measures of our performance. We define Adjusted EBITDA as net income plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. We compute EPS on adjusted EBITDA using fully diluted shares outstanding as computed for GAAP.

These non-GAAP measures of our performance are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize these non-GAAP measures to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing these non-GAAP measures as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. A reconciliation of GAAP net income to Adjusted EBITDA and a reconciliation of fully diluted EPS on GAAP income with fully diluted EPS on adjusted EBITDA is presented below:

	Three Months Ended		Year Ended
	September 30,		September 30,
($ in thousands except per share amounts)	2015	2014	2015	2014
Net income	$8,238	$4,775	$8,728	$5,357
(i) Interest and other (income) expenses (net)	(1,466)	27	(744)	4
(ii) Provision for taxes	(5,814)	(4,597)	(5,488)	(4,597)
(iii) Depreciation and amortization	10	26	55	106
(iv) G&A expenses - equity grants	60	100	479	472
EBITDA adjusted for other non-cash charges	$1,028	$331	$3,030	$1,342

Weighted-average outstanding shares fully diluted	10,090	9,880	10,039	9,839

Fully diluted EPS on GAAP net income	$0.82	$0.48	$0.87	$0.54
Adjustments to derive adjusted EBITDA:
(i) Interest and other expenses, net	$(0.15)	$—	$(0.07)	$—
(ii) Provision for income taxes	$(0.58)	$(0.46)	$(0.56)	$(0.46)
(iii) Depreciation and amortization	$—	$—	$0.01	$0.01
(iv) G&A expenses — equity grants	$0.01	$0.01	$0.05	$0.05
Diluted EPS on Adjusted EBITDA	$0.10	$0.03	$0.30	$0.14

Conference Call and Webcast Details

Interested parties may participate in the conference call by dialing into the conference call line at 1-877-415-3182; international callers dial 1-857-244-7325 (passcode 70360315) approximately five to ten minutes prior to the call. The conference call will also be available on replay starting at 3:00 PM ET on December 10, 2015 and ending on December 17, 2015 at 11:59 PM ET. For the replay, please dial 1-888-286-8010 (passcode 67939632) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to the Federal government in health and logistics. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association. DLH has over 1,250 employees working in 30 states throughout the country. For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
3565 Piedmont Road, NE
Atlanta, GA 30305
866-952-1647
Email: investorrelations@dlhcorp.com

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$16,990	$15,579	$65,346	$60,493
Direct expenses	13,603	13,239	53,658	51,534
Gross margin	3,387	2,340	11,688	8,959
General and administrative expenses	2,419	2,109	9,137	8,089
Depreciation and amortization	10	26	55	106
Income from operations	958	205	2,496	764
Total other income (expense), net	1,465	(27)	744	(4)
Income before income taxes	2,424	178	3,240	760
Income tax expense(benefit)	(5,814)	(4,597)	(5,488)	(4,597)
Net income	$8,238	$4,775	$8,728	$5,357

Earnings per share - basic	$0.86	$0.50	$0.91	$0.56
Earnings per share - diluted	$0.82	$0.48	$0.87	$0.54

Weighted average common shares outstanding
Basic	9,551	9,582	9,573	9,570
Diluted	10,090	9,880	10,039	9,839

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2015	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,558	$3,908
Accounts receivable, net	3,286	12,372
Deferred taxes, net	982	84
Other current assets	429	510
Total current assets	10,255	16,874
Equipment and improvements, net	336	63
Deferred taxes, net	9,325	4,513
Goodwill	8,595	8,595
Other long-term assets	113	27
Total assets	$28,624	$30,072
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued payroll	2,795	11,465
Accounts payable, accrued expenses, and other current liabilities	2,851	4,746
Total current liabilities	5,646	16,211
Other long term liabilities	109	15
Total liabilities	5,755	16,226
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.10 par value; authorized 5,000 shares, none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,551 at September 30, 2015 and 9,568 at September 30, 2014; outstanding 9,551 at September 30, 2015 and 9,566 at September 30, 2014	10	10
Additional paid-in capital	76,375	76,083
Accumulated deficit	(53,516)	(62,244)
Treasury stock, 0 shares at cost at September 30, 2015 and 2 shares at cost at September 30, 2014	—	(3)
Total shareholders’ equity	22,869	13,846
Total liabilities and shareholders' equity	$28,624	$30,072

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